Exhibit 99

NEWS

ANADARKO ANNOUNCES THIRD-QUARTER
2017 RESULTS

HOUSTON, Oct. 31, 2017 – Anadarko Petroleum Corporation (NYSE: APC) today announced its third-quarter 2017 results, reporting a net loss attributable to common stockholders of $699 million, or $1.27 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items increased the net loss by $272 million, or $0.50 per share (diluted), on an after-tax basis.(1) Net cash provided by operating activities in the third quarter of 2017 was $639 million.

RECENT HIGHLIGHTS

•	Announced a $2.5 billion share-repurchase program and entered into an accelerated share repurchase (ASR) agreement to execute upon the first $1.0 billion by year end

•	Achieved double-digit oil-volume growth over second-quarter 2017 in the Delaware Basin, DJ Basin and deepwater Gulf of Mexico assets

•	Improved oil production mix to 57 percent versus 42 percent in the third quarter of 2016, significantly improving margins per barrel

•	Entered into an agreement to sell the company’s Moxa asset in southwest Wyoming for approximately $350 million

•	Received clarity on the Ghana maritime boundary, enabling additional high-margin oil development, and completed the foundational Legal and Contractual Framework for the Mozambique LNG project

“I am very proud of the efforts exhibited by our people and the results achieved in the face of an unusually active hurricane season in the Gulf of Mexico and a continuing volatile commodity environment,” said Al Walker, Anadarko Chairman, President and CEO. “We have made significant progress in shifting our production mix toward higher-value oil, which has improved our margins per barrel(2) by about 34 percent year over year. We expect to improve our margins further as we finalize the sale of our Moxa gas asset, continue focusing investments in our high-quality oil plays, and drive greater efficiencies into the system. Although we have adjusted our full-year sales-volume guidance to reflect the impacts of hurricanes Harvey, Irma and Nate, as well as the sale of our Moxa asset, we still expect to exit 2017 with production rates of approximately 150,000 barrels of oil per day combined from the Delaware and DJ basins, and more than 130,000 barrels of oil per day from the deepwater Gulf of Mexico.
“Looking to 2018, we will continue to demonstrate financial discipline as a foundational principle,” added Walker. “We will remain focused on returns by continuing to allocate upstream capital toward the higher-margin assets in our portfolio, which should generate substantial free cash flow in a $50 oil-price environment, with total capital spending, including Anadarko midstream spending on infrastructure in the Delaware Basin, inside of discretionary cash flow from operations.”

OPERATIONAL HIGHLIGHTS
Anadarko’s third-quarter 2017 sales volume of oil, natural gas and natural gas liquids (NGLs) totaled 58 million barrels of oil equivalent (BOE), or an average of 626,000 BOE per day.
In the Delaware Basin, Anadarko remains on track to achieve its expected exit rate of approximately 50,000 barrels of oil per day (BOPD). In the third quarter, the company achieved a new oil sales-volume record of 44,500 BOPD, while averaging 37,000 BOPD - a 13-percent increase over the second quarter of 2017. Anadarko averaged 16 rigs and six completions crews in the basin during the quarter, as it continued to focus on capturing operatorship over approximately 70 percent of its gross acreage position. Anadarko also made significant progress in applying its proven development model to the Delaware Basin, which includes building gathering and processing infrastructure to enable future growth and expanding takeaway capacity.
Anadarko also has a clear line of sight to reaching its expected exit rate of about 100,000 BOPD in the DJ Basin, where in the third quarter it achieved an oil production record of more than 90,000 BOPD, while averaging 83,000 BOPD, representing a 10-percent increase over the prior quarter. The company averaged six operated rigs and four completions crews in the basin during the quarter. The number of wells turned to sales increased by 70 percent versus the second-quarter 2017. The company continues to see strong results from its new completion design, which has been applied to more than 70 wells, the majority of which have been producing more than 150 days. These wells are demonstrating a cumulative oil uplift of more than 40 percent when compared to the previous design.
In the deepwater Gulf of Mexico, the company increased oil production by more than 10 percent relative to the second quarter of 2017, averaging 126,000 BOPD during the quarter. Production of approximately 840,000 BOE was deferred during the quarter as a result of hurricanes Harvey and Irma. The company’s hub-and-spoke infrastructure continues to deliver significant value with new tiebacks at Horn Mountain and Marlin. Anadarko also added new tieback opportunities as the apparent high bidder on 10 blocks in the most recent Gulf of Mexico lease sale.

International and Alaska sales volume averaged 102,000 barrels per day, slightly less than the prior quarter due to the timing of liftings in Algeria. The International Tribunal for the Law of the Sea (ITLOS) has defined the border between Ghana and Côte d’Ivoire, which enables continued development in the TEN field. In addition, the partnership received approval from the Ghanaian government for the Jubilee full-field plan of development earlier this month, with drilling operations expected to commence in 2018. Anadarko also is continuing to generate substantial momentum with its Mozambique LNG project, having finalized the “marine concession” agreements with the Government of Mozambique during the quarter. These agreements marked the completion of the foundational Legal and Contractual Framework. Subsequent to quarter end, Anadarko also reached a 20-year Sale and Purchase Agreement (SPA) for 2.6 million tonnes of LNG per annum with PTT Public Company Limited of Thailand. The SPA is pending approval by the Government of Thailand.

OPERATIONS REPORT
For additional details on Anadarko’s third-quarter 2017 operations and exploration program, please refer to the comprehensive Operations Report available at www.anadarko.com.

FINANCIAL SUMMARY
Anadarko ended the third quarter of 2017 with $5.25 billion of cash on hand. In September, the company announced a $2.5 billion share-repurchase program, which is authorized to extend through the end of 2018. Subsequently, Anadarko entered into an ASR agreement to complete the repurchase of $1.0 billion of shares prior to the end of 2017. In October, Anadarko entered into a definitive agreement to sell its Moxa asset in southwest Wyoming for approximately $350 million.

CONFERENCE CALL TOMORROW AT 8:00 A.M. CDT, 9:00 A.M. EDT
Anadarko will host a conference call on Wednesday, Nov. 1, 2017, at 8 a.m. Central (9 a.m. Eastern) to discuss third-quarter results. The dial-in number is 877.883.0383 in the U.S. or 412.902.6506 internationally. The confirmation number is 2812178. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Ten pages of summary financial data follow, including current hedge positions, a reconciliation of “divestiture-adjusted” or “same-store” sales, and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.
(2) See the accompanying Adjusted EBITDAX (Margin) table for a reconciliation of GAAP to the non-GAAP financial measure and a statement indicating why management believes the non-GAAP financial measure provides useful information for investors.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2016, the company had 1.72 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance; to successfully execute upon its capital program; to efficiently identify and deploy capital resources; to finalize the capital program for 2018; to meet financial and operating guidance and achieve the production levels identified in this news release; to meet the long-term goals identified in this news release; to consummate the transactions described in this release; to successfully complete the share-repurchase program; to successfully drill, complete, test and produce the wells identified in this news release; to timely complete and commercially operate the projects, infrastructure and drilling prospects identified in this news release; to finalize the necessary steps to ensure operatorship; and to successfully plan, secure additional government approvals, enter into long-term sales contracts, finance, build, and operate the necessary infrastructure and LNG park in Mozambique. See “Risk Factors” in the company’s 2016 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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Anadarko Contacts

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

INVESTORS:
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Andy Taylor, andy.taylor@anadarko.com, 832.636.3089
Pete Zagrzecki, pete.zagrzecki@anadarko.com, 832.636.7727

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

Below are reconciliations of certain GAAP to non-GAAP financial measures, each as required under Regulation G of the Securities Exchange Act of 1934. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Management uses adjusted net income (loss) to evaluate operating and financial performance and believes the measure is useful to investors because it eliminates the impact of certain noncash and/or other items that management does not consider to be indicative of the Company’s performance from period to period. Management also believes this non-GAAP measure is useful to investors to evaluate and compare the Company’s operating and financial performance across periods, as well as facilitating comparisons to others in the Company’s industry.

	Quarter Ended September 30, 2017
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$(699)	$(1.27)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(98)	(62)	(0.11)
Gains (losses) on divestitures, net	(194)	(123)	(0.23)
Impairments - exploration assets	(106)	(82)	(0.15)
Change in uncertain tax positions		(5)	(0.01)
Certain items affecting comparability	$(398)	(272)	(0.50)
Adjusted net income (loss) (Non-GAAP)		$(427)	$(0.77)

*	Includes $(39) million related to interest-rate derivatives and $(59) million related to commodity derivatives.

	Quarter Ended September 30, 2016
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$(830)	$(1.61)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(88)	(56)	(0.11)
Gains (losses) on divestitures, net	(414)	(261)	(0.51)
Impairments - producing properties	(27)	(17)	(0.03)
Restructuring charges	(112)	(71)	(0.14)
Tax indemnification	39	25	0.05
Change in uncertain tax positions	—	9	0.02
Certain items affecting comparability	$(602)	(371)	(0.72)
Adjusted net income (loss) (Non-GAAP)		$(459)	$(0.89)

*	Includes $(84) million related to interest-rate derivatives and $(4) million related to commodity derivatives.

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management believes that the presentation of Adjusted EBITDAX (Margin) provides information useful in assessing the Company’s operating and financial performance across periods.

	Quarter Ended September 30,
millions	2017	2016
Net income (loss) attributable to common stockholders (GAAP)	$(699)	$(830)
Interest expense	230	220
Income tax expense (benefit)	(425)	(260)
DD&A	1,083	1,069
Exploration expense	751	304
(Gains) losses on divestitures, net	194	414
Impairments	—	27
Total (gains) losses on derivatives, net, less net cash from settlement of commodity derivatives	98	88
Restructuring charges	3	112
Consolidated Adjusted EBITDAX (Margin) (Non-GAAP)	$1,235	$1,144
Total barrels of oil equivalent (BOE)	58	72
Consolidated Adjusted EBITDAX (Margin) per BOE	$21.29	$15.89

Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt in the capitalization ratio is useful to investors in determining the Company’s leverage since the Company could choose to use its cash and cash equivalents to retire debt. In addition, management believes that presenting Anadarko’s net debt excluding WGP is useful because WGP is a separate public company with its own capital structure.

	September 30, 2017
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt (GAAP)	$15,573	$3,372	$12,201
Less cash and cash equivalents	5,251	153	5,098
Net debt (Non-GAAP)	$10,322	$3,219	$7,103

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$10,322	$7,103
Total equity		13,922	10,782
Adjusted capitalization		$24,244	$17,885

Net debt to adjusted capitalization ratio	43%	40%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko, and Western Gas Partners, LP (WES) is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
Cash Flow Information
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
millions	2017	2016	2017	2016
Cash Flows from Operating Activities
Net income (loss)	$(641)	$(747)	$(1,250)	$(2,356)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	1,083	1,069	3,235	3,202
Deferred income taxes	(854)	(301)	(1,026)	(1,121)
Dry hole expense and impairments of unproved properties	678	255	2,144	300
Impairments	—	27	383	61
(Gains) losses on divestitures, net	194	414	(815)	516
Loss on early extinguishment of debt	—	—	2	124
Total (gains) losses on derivatives, net	82	24	(33)	634
Operating portion of net cash received (paid) in settlement of derivative instruments	16	64	21	229
Other	68	53	225	256
Changes in assets and liabilities	13	(73)	(267)	32
Net Cash Provided by (Used in) Operating Activities*	$639	$785	$2,619	$1,877
Net Cash Provided by (Used in) Investing Activities	$(1,242)	$(291)	$(26)	$(1,256)
Net Cash Provided by (Used in) Financing Activities	$(155)	$2,092	$(527)	$2,421

Capital Expenditures
Exploration and production and other	$976	$586	$2,877	$1,921
Midstream - Anadarko**	131	16	258	45
Midstream - WES	224	95	661	355
Total	1,331	697	3,796	2,321

*
Restructuring charges (excluding noncash share-based compensation) were $3 million for the quarter ended September 30, 2017, $110 million for the quarter ended September 30, 2016, $20 million for the nine months ended September 30, 2017, and $334 million for the nine months ended September 30, 2016. Cash payments for restructuring charges were $2 million for the quarter ended September 30, 2017, $35 million for the quarter ended September 30, 2016, $52 million for the nine months ended September 30, 2017, and $217 million for the nine months ended September 30, 2016.

**	Excludes Western Gas Partners, LP (WES).

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Nine Months Ended
Summary Financial Information	September 30,		September 30,
millions except per-share amounts	2017	2016	2017	2016
Consolidated Statements of Income
Revenues and Other
Oil sales	$1,567	$1,239	$4,652	$3,214
Natural-gas sales	269	435	1,090	1,121
Natural-gas liquids sales	265	227	768	640
Gathering, processing, and marketing sales	509	350	1,417	895
Gains (losses) on divestitures and other, net	(114)	(358)	1,052	(388)
Total	2,496	1,893	8,979	5,482
Costs and Expenses
Oil and gas operating	257	198	748	608
Oil and gas transportation	220	256	698	744
Exploration	751	304	2,371	506
Gathering, processing, and marketing	398	291	1,108	758
General and administrative	280	362	840	1,116
Depreciation, depletion, and amortization	1,083	1,069	3,235	3,202
Production, property, and other taxes	159	148	449	422
Impairments	—	27	383	61
Other operating expense	123	31	157	54
Total	3,271	2,686	9,989	7,471
Operating Income (Loss)	(775)	(793)	(1,010)	(1,989)
Other (Income) Expense
Interest expense	230	220	680	657
Loss on early extinguishment of debt	—	—	2	124
(Gains) losses on derivatives, net	82	25	(33)	629
Other (income) expense, net	(21)	(31)	(43)	(86)
Total	291	214	606	1,324
Income (Loss) Before Income Taxes	(1,066)	(1,007)	(1,616)	(3,313)
Income tax expense (benefit)	(425)	(260)	(366)	(957)
Net Income (Loss)	(641)	(747)	(1,250)	(2,356)
Net income (loss) attributable to noncontrolling interests	58	83	182	200
Net Income (Loss) Attributable to Common Stockholders	$(699)	$(830)	$(1,432)	$(2,556)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$(1.27)	$(1.61)	$(2.60)	$(5.00)
Net income (loss) attributable to common stockholders—diluted	$(1.27)	$(1.61)	$(2.61)	$(5.00)
Average Number of Common Shares Outstanding—Basic	553	517	552	512
Average Number of Common Shares Outstanding—Diluted	553	517	552	512

Exploration Expense
Dry hole expense	$565	$203	$1,408	$209
Impairments of unproved properties	113	52	736	91
Geological and geophysical, exploration overhead, and other expense	73	49	227	206
Total	751	304	2,371	506

Anadarko Petroleum Corporation
(Unaudited)

	September 30,	December 31,
millions	2017	2016
Condensed Balance Sheets
Cash and cash equivalents	$5,251	$3,184
Accounts receivable, net of allowance	1,882	1,728
Other current assets	340	354
Net properties and equipment	27,832	32,168
Other assets	2,152	2,226
Goodwill and other intangible assets	5,671	5,904
Total Assets	$43,128	$45,564
Short-term debt	149	42
Other current liabilities	3,534	3,286
Long-term debt	15,424	15,281
Deferred income taxes	3,378	4,324
Asset retirement obligations	2,747	2,802
Other long-term liabilities	3,974	4,332
Common stock	57	57
Paid-in capital	11,972	11,875
Retained earnings	160	1,704
Treasury stock	(1,070)	(1,033)
Accumulated other comprehensive income (loss)	(337)	(391)
Total stockholders’ equity	10,782	12,212
Noncontrolling interests	3,140	3,285
Total Equity	13,922	15,497
Total Liabilities and Equity	$43,128	$45,564
Capitalization
Total debt	$15,573	$15,323
Total equity	13,922	15,497
Total	$29,495	$30,820

Capitalization Ratios
Total debt	53%	50%
Total equity	47%	50%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
	MBbls/d	MMcf/d	MBbls/d	MMBbls	Bcf	MMBbls	Per Bbl	Per Mcf	Per Bbl
Quarter Ended September 30, 2017
United States	266	1,086	88	25	100	9	$46.89	$2.69	$31.07
Algeria	60	—	4	6	—	—	52.91	—	32.98
Other International	27	—	—	2	—	—	51.95	—	—
Total	353	1,086	92	33	100	9	$48.31	$2.69	$31.15

Quarter Ended September 30, 2016
United States	233	2,003	122	22	184	11	$41.29	$2.36	$18.87
Algeria	65	—	7	7	—	—	45.88	—	23.74
Other International	19	—	—	1	—	—	45.61	—	—
Total	317	2,003	129	30	184	11	$42.49	$2.36	$19.13

Nine Months Ended September 30, 2017
United States	259	1,392	96	71	380	27	$47.63	$2.87	$27.43
Algeria	63	—	5	18	—	1	51.54	—	34.02
Other International	28	—	—	7	—	—	51.70	—	—
Total	350	1,392	101	96	380	28	$48.66	$2.87	$27.77

Nine Months Ended September 30, 2016
United States	230	2,164	124	63	593	34	$36.52	$1.89	$17.78
Algeria	63	—	6	18	—	1	42.27	—	23.55
Other International	16	—	—	4	—	—	40.80	—	—
Total	309	2,164	130	85	593	35	$37.91	$1.89	$18.04

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended September 30, 2017	626		58
Quarter Ended September 30, 2016	780		72

Nine Months Ended September 30, 2017	683		187
Nine Months Ended September 30, 2016	800		219

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
Quarter Ended September 30, 2017
United States	$1,145	$269	$253	$12	$4	$—
Algeria	291	—	12	—	—	—
Other International	131	—	—	—	—	—
Total	$1,567	$269	$265	$12	$4	$—

Quarter Ended September 30, 2016
United States	$884	$435	$212	$66	$(2)	$(1)
Algeria	276	—	15	—	—	—
Other International	79	—	—	—	—	—
Total	$1,239	$435	$227	$66	$(2)	$(1)

Nine Months Ended September 30, 2017
United States	$3,368	$1,090	$720	$27	$(1)	$(3)
Algeria	885	—	48	—	—	—
Other International	399	—	—	—	—	—
Total	$4,652	$1,090	$768	$27	$(1)	$(3)

Nine Months Ended September 30, 2016
United States	$2,305	$1,121	$602	$214	$13	$(1)
Algeria	734	—	38	—	—	—
Other International	175	—	—	—	—	—
Total	$3,214	$1,121	$640	$214	$13	$(1)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of October 31, 2017

Note: Guidance excludes 2017 sales volumes associated with the Eagleford, Marcellus, West Chalk/Eaglebine, Utah CBM and Moxa divestitures.

	4th-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	Units			Units

Total Sales Volumes (MMBOE)	56	—	58	224	—	228
Total Sales Volumes (MBOE/d)	609	—	630	614	—	625

Oil (MBbl/d)	357	—	364	343	—	348

United States	279	—	283	257	—	260
Algeria	51	—	53	59	—	60
Ghana	27	—	28	27	—	28

Natural Gas (MMcf/d)

United States	1,000	—	1,035	1,065	—	1,085

Natural Gas Liquids (MBbl/d)

United States	84	—	88	87	—	90
Algeria	2	—	4	5	—	6

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Oil ($/Bbl)	(1.50)	—	2.50	(2.75)	—	1.25

United States	(2.00)	—	2.00	(3.00)	—	1.00
Algeria	—	—	4.00	(2.00)	—	2.00
Ghana	—	—	4.00	(2.00)	—	2.00

Natural Gas ($/Mcf)

United States	(0.40)	—	(0.20)	(0.35)	—	0.25

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of October 31, 2017

Note: Guidance excludes items affecting comparability.

	4th-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	100	—	110	410	—	420
Minerals and Other	45	—	65	280	—	300

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	4.40	—	4.65	3.95	—	4.30
Oil & Gas Transportation	3.50	—	3.70	3.60	—	3.80
Depreciation, Depletion, and Amortization	19.00	—	19.20	17.75	—	17.85
Production Taxes (% of Product Revenue)	6.0%	—	7.0%	6.0%	—	7.0%

	$ MM			$ MM

General and Administrative	240	—	260	1,060	—	1,080
Other Operating Expense	30	—	50	185	—	205
Exploration Expense
Non-Cash	10	—	40	1,445	—	1,475
Cash	65	—	85	280	—	300
Interest Expense (net)	220	—	235	900	—	915
Other (Income) Expense	(25)	—	(15)	(65)	—	(55)

Taxes
Algeria (100% Current)	60%	—	70%	60%	—	70%
Rest of Company (60% Current/40% Deferred for Q4 and (50)% Current/150% Deferred for Total Year)	30%	—	40%	30%	—	40%

Noncontrolling Interest	50	—	60	230	—	240

Avg. Shares Outstanding (MM)
Basic	534	—	538	548	—	549
Diluted	534	—	538	548	—	549

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	1,065	—	1,265	4,200	—	4,400

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of October 31, 2017

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Oil
Three-Way Collars
2017
WTI	68	$40.00	$50.00	$58.84
Brent	23	$40.00	$50.00	$62.64
	91	$40.00	$50.00	$59.80

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2017	857	$2.10	$2.85	$3.64

2018	250	$2.00	$2.75	$3.54

Interest-Rate Derivatives
As of October 31, 2017

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Swap	$550 Million	Sept. 2016 – 2046	Sept. 2020	6.418%	3M LIBOR
Swap	$250 Million	Sept. 2016 – 2046	Sept. 2022	6.809%	3M LIBOR
Swap	$200 Million	Sept. 2017 – 2047	Sept. 2018	6.049%	3M LIBOR
Swap	$100 Million	Sept. 2017 – 2047	Sept. 2020	6.891%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2021	6.570%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2023	6.761%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended September 30, 2017				Quarter Ended September 30, 2016
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	129	980	78	370	126	1,034	78	376
Gulf of Mexico	126	106	10	154	65	77	6	84
International and Alaska	98	—	4	102	93	—	7	100
Same-Store Sales	353	1,086	92	626	284	1,111	91	560
Divestitures*	—	—	—	—	33	892	38	220
Total	353	1,086	92	626	317	2,003	129	780

	Nine Months Ended September 30, 2017				Nine Months Ended September 30, 2016
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	120	1,042	81	374	124	1,074	76	379
Gulf of Mexico	121	118	10	151	59	78	6	78
International and Alaska	102	—	5	107	89	—	6	95
Same-Store Sales	343	1,160	96	632	272	1,152	88	552
Divestitures*	7	232	5	51	37	1,012	42	248
Total	350	1,392	101	683	309	2,164	130	800

*	Includes Eagleford, Marcellus, Eaglebine, Utah CBM, East Chalk, Wamsutter, Ozona, Elm Grove, Hugoton, Hearne, and Carthage.